EXHIBIT 99.1

        Cornerstone Realty Reports First Quarter 2004 Results

    RICHMOND, Va.--(BUSINESS WIRE)--May 4, 2004--Cornerstone Realty Income Trust, Inc. (NYSE: TCR) reported today that Funds From Operations ("FFO") for the first quarter ended March 31, 2004 were $11.9 million, or $0.21 per common share, before severance and other reorganizational costs, as described below. Including these costs, FFO for the first quarter of 2004 was $11.1 million, or $0.19 per common share, compared with $10.5 million, or $0.21 per common share, in the first quarter of 2003. Net loss available to common shareholders in the first quarter of 2004 was $2.8 million, or $0.05 per common share, compared with net income available to common shareholders of $210,000, or $0.00 per common share, in the first quarter of 2003.
    FFO is the generally accepted measure of operating performance for a real estate investment trust (REIT). A reconciliation of net income to FFO is included in the Operating Results table at the end of this news release.
    Total revenues in the first quarter of 2004 were $44.4 million compared with $40.0 million in the first quarter of 2003. Average physical occupancy in the first quarter of 2004 was 92% compared with 91% in the first quarter of last year. The average rent per unit during the first quarter of 2004 was $666 compared with $676 a year ago.
    Commenting on the first quarter results, Glade M. Knight, chairman and chief executive officer, said: "Although operating conditions in our major markets continue to challenge us, we are encouraged by our first quarter results. With the exception of Dallas/Ft. Worth, rental concessions in our major markets are dropping due to an increase in traffic and overall demand for our apartments compared with prior periods," Knight said.
    "Rising employment and higher interest rates should continue to increase demand for apartments in our major markets during the coming months, and we believe we are well positioned to capitalize on these improving fundamentals as the year progresses."

    Comparable Property Operations

    Comparable property operations is a measure Cornerstone uses to evaluate performance and is not deemed to be an alternative to net income as determined in accordance with generally accepted accounting principles. In addition, this measure as calculated by Cornerstone may not be comparable to similarly entitled measures of other companies.
    Cornerstone's "same-community" portfolio consists of 79 stabilized apartment communities containing 20,961 apartment homes that the company has owned since January 1, 2003, representing approximately 90% of Cornerstone's 23,329 units. For the first quarter of 2004, same-community property operating income (rental income less property operating expenses) decreased 2% from the first quarter of last year. First quarter 2004 rental income decreased 1% while property operating expenses were flat compared with the first quarter of 2003.

    Severance and Other Reorganizational Costs

    First quarter 2004 results include charges of approximately $760,000 relating to severance and other reorganizational costs. Effective March 31, 2004, Debra A. Jones, executive vice president and co-chief operating officer, ceased to serve as an officer and employee of the company and her employment agreement was terminated. The company has agreed to make payments to Ms. Jones in an amount equal to her salary, and certain benefits, under her previous employment agreement through September 30, 2006 (the termination date of such previous agreement). The amount associated with this charge is approximately $700,000. In addition, some of the costs incurred in the first quarter relate to the sublease of the company's Fort Worth, Texas regional office. The Fort Worth office has become geographically undesirable to efficiently manage the bulk of the company's portfolio, and the company was able to sublease the space at a rate that is less than it is currently paying. It is relocating the office to a location, within one of the company's properties, that has a more central location to the portfolio. The charge associated with this relocation is approximately $60,000.

    Acquisition and Financing Activities

    During the first quarter of 2004, Cornerstone purchased 138 new apartment homes adjacent to its Autumn Park Apartments in Greensboro, North Carolina for $10.9 million. In connection with the transaction, the company assumed $10 million in secured, variable-rate financing through Wachovia Bank. The interest-only loan has a maturity date of 2007 and bears an interest rate of 1-Month LIBOR plus 1.5%. The company also issued 20,000 non-dividend-paying Operating Partnership
(OP) Units to the seller, State Street Companies, Inc., that will convert to dividend-paying OP units at the earlier of property stabilization or January 1, 2005. The OP units are convertible into Cornerstone common shares on a one-for-one basis. The OP units were priced at $9.12. The balance of the sale price, approximately $700,000, was paid in cash.
    In the first quarter of 2004, Cornerstone placed $23 million in secured, variable-rate financing through ARCS Commercial Mortgage Co., L.P. The five-year loans bear an interest rate of 82 basis points over the Discount Mortgage Backed Security index, and are secured by three properties. The company also placed $2.8 million in secured, fixed-rate financing through Red Mortgage Capital. The 10-year loan bears an interest rate of 4.5% and is secured by one property.

    Development Activities

    As a result of the 2003 merger with Merry Land Properties, Inc., Cornerstone owns a 35% interest in Merritt at Godley Station in Savannah, Georgia, a 312-unit luxury apartment community currently being built by a real estate development company headed by former Merry Land Properties executives. The total cost of the development will be approximately $22.4 million. The joint venture entity has secured a $19.75-million construction loan and will secure permanent financing at the time of completion, which is expected to be in the second quarter of 2005. The clubhouse and first apartment building will be completed this summer.
    The same development company is assisting Cornerstone in the development of two land parcels, one in Savannah, Georgia and the other in Charleston, South Carolina, also acquired through the Merry Land merger. Under development in Savannah is a 111-unit Phase II of the company's Merritt at Whitemarsh Apartments, a luxury community currently with 241 apartment homes. The total cost of the Phase II development will be approximately $10.25 million. The company will secure a $10.25-million construction loan and will secure permanent financing upon completion of construction, expected to occur in the first quarter of 2005. Under development in Charleston is Merritt at Central Park with 230 luxury apartment homes planned for a total cost of approximately $18.5 million. The site plan is currently under review and construction is scheduled to begin this summer. The company is currently securing construction financing.
    On April 15, 2004 Cornerstone issued 250,000 shares of common stock to The Reserve at Mayfaire, LLC as consideration for a 25% interest in a joint venture developing a 264-unit luxury apartment community in Wilmington, N.C. for a total cost of approximately $24 million. Located within Mayfaire, a large mixed-use development currently under construction, the Reserve at Mayfaire Apartments is scheduled to be completed in the third quarter of 2005. A construction loan for approximately $16 million will be secured by the joint venture entity, and permanent financing will be secured upon completion of construction.

    Dividends

    A quarterly dividend of $0.20 was paid on April 20, 2004 to common shareholders of record on March 31, 2004. The company also paid a quarterly dividend of $0.5938 per share on April 20, 2004 to record holders of its Series A Convertible Preferred Shares on March 31, 2004.

    Conference Call and Webcast

    Cornerstone will hold a live conference call and webcast tomorrow, May 5, 2004, at 10:00 a.m. EDT to review first quarter results. Individual investors can access the live webcast by visiting the Investor Relations page of the company's Web site at www.cornerstonereit.com. Investment professionals and media should call the company's Investor Relations department at (804) 643-1761 for further information on participating in the conference call. A replay of the call and webcast will also be available on the company's Web site at approximately Noon EDT on May 5, 2004.

    Forward-Looking Statements

    Certain statements contained herein constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from results expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the ability to obtain property financing, unanticipated adverse business developments affecting the company, adverse changes in the real estate markets, and local as well as general economic and competitive factors. There is no assurance that planned events or results will be achieved. In addition, the timing and level of distributions to common shareholders are within the discretion of the company's board of directors. The company on a regular basis considers what level of distributions to common shareholders is appropriate.

    Corporate Profile

    Cornerstone Realty Income Trust, Inc. (NYSE:TCR) is a fully integrated, self-managed and self-advised real estate company that has operated as a real estate investment trust (REIT) since 1993. The company focuses on the ownership and management of multifamily communities in select markets in Virginia, North Carolina, South Carolina, Georgia and Texas. Currently Cornerstone owns 89 apartment communities with 23,329 units, a third-party property management business, apartment land under development, and ownership interests in two joint ventures. Cornerstone is headquartered in Richmond, Virginia and its common stock trades on the New York Stock Exchange under the symbol "TCR." For more information about Cornerstone, visit the company's web site at www.cornerstonereit.com.


       CORNERSTONE REALTY INCOME TRUST, INC.

                 Operating Results
       In Thousands Except Per Share Amounts            2004     2003
---------------------------------------------------- -------- --------
Revenues
  Rental Income                                     $ 42,477 $ 38,367
  Other Property Income                                1,955    1,631
                                                     -------- --------
Total Revenues                                        44,432   39,998

Expenses
  Property and Maintenance                            12,399   11,334
  Real Estate Taxes and Insurance                      6,319    5,514
  Property Management                                  1,244      988
  General and Administrative                             986      813
  Other Depreciation                                       6        6
  Depreciation and Amortization of Real Estate
   Assets                                             13,948   12,043
  Severence and Organizational Costs                     760        -
  Other                                                   83       99
                                                     -------- --------
Total Expenses                                        35,745   30,797

Income Before Interest Income (Expense)                8,687    9,201
  Interest Income                                         28        6
  Interest Expense                                   (11,542) (10,915)
                                                     -------- --------
Loss before Gains on Sales of Investments and
 Minority Interest
  of Unit Holders in Operating Partnership            (2,827)  (1,708)
Minority Interest of Unit Holders in Operating
 Partnership                                              89       12
                                                     -------- --------
Loss from Continuing Operations                       (2,738)  (1,696)

Income from Discontinued Operations                        -       11
Gain on Sales of Investments                               -    1,971
                                                     -------- --------
Net (Loss) Income                                   $ (2,738)$    286
                                                     ======== ========
Distributions to Preferred Shareholders                  (76)     (76)
                                                     -------- --------

Net (Loss) Income Available to Common Shareholders  $ (2,814)$    210
                                                     ======== ========
Funds From Operations

Net (Loss) Income Available to Common Shareholders  $ (2,814)$    210
Adjustments:
  Distributions to Preferred Shareholders                 76       76
  Minority Interest of Unit Holders in Operating
   Partnership                                           (89)     (12)
  Gain on Sales of Investments                             -   (1,971)
  Depreciation from Discontinued Operations                -      162
  Depreciation of Rental Property                     13,948   12,043
                                                     -------- --------
Funds From Operations                               $ 11,121 $ 10,508
                                                     ======== ========
----------------------------------------------------------------------
Per Share
  Weighted Average Common and Preferred Shares and
   Operating Partnership Units -- Diluted             57,653   51,103
  Funds From Operations Per Share -- Basic and
   Diluted                                          $   0.19 $   0.21
  Common Share Distributions                        $   0.20 $   0.28
  Net Income (Loss) from Continuing Operations --
   Basic and Diluted                                $  (0.05)$  (0.04)
  Net Income from Discontinued Operations -- Basic
   and Diluted                                      $      - $   0.04
  Net Income (Loss) Per Share -- Basic and Diluted  $  (0.05)$      -
  Weighted Average Common Shares -- Basic and
   Diluted                                            55,632   48,819


    CORNERSTONE REALTY INCOME TRUST, INC.
              FINANCIAL SUMMARY
              Balance Sheet Data
                                                  March 31,  Dec. 31,
    In Thousands Except Per Share Amounts           2004       2003
----------------------------------------------- ----------- ----------
Assets
----------------------------------------------
Investment in Rental Property
  Land                                         $  161,292  $  160,192
  Building and Property Improvements            1,115,385   1,103,043
  Furniture and Fixtures and Other                 39,269      38,735
  Real Estate Under Development                     6,737       5,450
                                                ----------  ----------
                                                1,322,683   1,307,420
  Less Accumulated Depreciation                  (238,189)   (224,535)
                                                ----------  ----------
                                                1,084,494   1,082,885
                                                ----------  ----------
Cash and Cash Equivalents                           1,809       1,393
Prepaid Expenses                                    4,675       5,334
Deferred Financing Costs, Net                       6,183       5,924
Investment in Real Estate Joint Ventures            1,925       2,649
                                                   24,049      26,257
                                                ----------  ----------
                 Total Assets                  $1,123,135  $1,124,442
                                                ==========  ==========

----------------------------------------------------------------------
Liabilities and Shareholders' Equity
----------------------------------------------
Liabilities
  Notes Payable-Secured                        $  815,631  $  801,754
  Distributions Payable                                76          76
  Accounts Payable and Accrued Expenses            12,896      14,950
  Rents Received in Advance                           493         884
  Tenant Security Deposits                          2,008       1,889
                                                ----------  ----------
              Total Liabilities                   831,104     819,553

Minority Interest of Unit Holders in Operating
 Partnership                                       18,616      18,884

Shareholders' Equity
  Preferred Stock, No Par Value, Authorized
   25,000 Shares; $25 Liquidation Preference, Series
   A Cumulative Convertible Redeemable; Issued and
   Outstanding 127 Shares                           2,680       2,680
  Common Stock, No Par Value, Authorized
   100,000 Shares; Issued and Outstanding
   55,664 Shares and 55,534 Shares,
   Respectively                                   540,146     538,969

  Deferred Compensation                              (302)       (456)
  Distributions Greater Than Net Income          (269,109)   (255,188)
                                                ----------  ----------
      Total Shareholders' Equity                  273,415     286,005
                                                ----------  ----------
  Total Liabilities and Shareholders' Equity   $1,123,135  $1,124,442
                                                ==========  ==========

    CONTACT: Cornerstone Realty Income Trust, Inc.
             Mark M. Murphy, 804-643-1761 ext. 231